Exhibit 15 (f)

Consent of KPMG

We consent to incorporation by reference in the registration statements on Form S-8 (No. 33-65972, No. 33-80027, No. 333-91287, No. 333-70215, No. 333-91289, No. 333-39204, No. 333-75542, No. 333-87852 and No. 333-104104) and in the registration statement on Form F-3 (No. 333-4582 and 333-90686) of Koninklijke Philips Electronics N.V. of our report dated June 26, 2004, relating to the consolidated financial statements of LG.Philips Displays Holding B.V. for the year ended December 31, 2003, appearing in this amendment No. 1 to the Annual Report on Form 20-F of Koninklijke Philips Electronics N.V. for the year ended December 31, 2003.

Hong Kong June 29, 2004	/s/ KPMG KPMG